EXHIBIT 99.1

Earnings Press Release dated January 21, 2010

INVESTOR CONTACT:	Jared Shaw
Investor Relations
203.338.4130
jared.shaw@peoples.com

MEDIA CONTACT:	Brent DiGiorgio
Corporate Communications
203.338.3135
brent.digiorgio@peoples.com

FOR IMMEDIATE RELEASE

January 21, 2010

PEOPLE’S UNITED FINANCIAL REPORTS FOURTH QUARTER

EARNINGS OF $25 MILLION OR $0.07 PER SHARE

Expects to Complete Acquisition of Financial Federal in mid-February

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today announced net income of $24.9 million, or $0.07 per share, for the fourth quarter of 2009, compared to $26.8 million, or $0.08 per share, for the third quarter of 2009, and $33.7 million, or $0.10 per share, for the fourth quarter of 2008. Fourth quarter 2009 earnings reflect a 3.19 percent net interest margin, unchanged from the third quarter of 2009, despite continued pressure associated with the historically low interest rate environment and the company’s asset sensitive balance sheet, and a modest increase in non-interest expenses. For the year ended December 31, 2009, net income totaled $101.2 million, or $0.30 per share, compared to $137.8 million, or $0.42 per share, for 2008.

Included in fourth quarter 2009 results are system conversion and merger-related expenses totaling $4.5 million (included in non-interest expense). After taxes, these expenses reduced 2009 fourth quarter net income by $3.1 million, or $0.01 per share. Excluding the effect of these expenses, net income would have been $28.0 million, or $0.08 per share, for the fourth quarter of 2009.

The Board of Directors of People’s United Financial declared a $0.1525 per share quarterly dividend, payable February 15, 2010 to shareholders of record on February 1, 2010. Based on the closing stock price on January 20, 2010, the dividend yield on People’s United Financial common stock is 3.7 percent.

“Our pending acquisition of Financial Federal reflects our strategic focus on expansion through opportunistic acquisitions,” stated Philip R. Sherringham, President and Chief Executive Officer. “At the same time, we remain committed to organic growth throughout our franchise. Our performance during 2009 reflects continued growth in our core loan portfolios as well as deposits in spite of a clearly very challenging economic environment. Year-over-year core commercial and home equity lending portfolios increased five percent and deposits grew eight percent. In addition, the pillars of our financial position – strong asset quality and prudent management of our excess capital – have served us well in these challenging times.”

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People’s United Financial, Inc. Reports 4Q Earnings

Sherringham added, “We feel our asset quality has held up very well on both a relative and absolute basis through the recent recessionary cycle and continue to believe that most of the bad news is substantially behind us. The strength of our capital and liquidity, asset quality and earnings, as well as the fact that our balance sheet remains funded almost entirely by deposits and stockholders’ equity, continue to set us apart from most in the industry.”

“On an operating basis, excluding system conversion and merger-related costs, earnings were $28 million, or 8 cents per share this quarter,” said Paul D. Burner, Senior Executive Vice President and Chief Financial Officer. “Significant drivers of the company’s performance this quarter were a stable net interest margin, modest loan growth across our strategic lending businesses, and lower net loan charge-offs. In spite of a 19 basis point reduction in our cost of deposits, the net interest margin was unchanged from the third quarter due to the combined effects of a 15 basis point decline in the yield on average earning assets and a 6 percent annualized increase in average deposits.”

Commenting on asset quality, Burner stated, “Non-performing loans decreased $7 million this quarter, a further sign of what we believe is stabilization across the loan portfolio. Our continued modest level of net loan charge-offs in this current economic environment remains a testament to our disciplined underwriting standards.”

Fourth quarter net loan charge-offs totaled $13.6 million compared to $16.0 million in the third quarter of 2009. Net loan charge-offs as a percent of average loans on an annualized basis were 0.38 percent in the fourth quarter of 2009 compared to 0.44 percent in this year’s third quarter. For the full year, net loan charge-offs as a percent of average loans were 0.29 percent compared to 0.10 percent in 2008. The level of the allowance for loan losses is unchanged from September 30, 2009.

At December 31, 2009, non-performing loans totaled $168.8 million and the ratio of non-performing loans to total loans was 1.19 percent, compared to $175.7 million and 1.23 percent, respectively, at September 30, 2009. Non-performing assets totaled $205.6 million at December 31, 2009, a $12.9 million increase from September 30, 2009. Non-performing assets equaled 1.44 percent of total loans, REO and repossessed assets at December 31, 2009 compared to 1.35 percent at September 30, 2009. At December 31, 2009, the allowance for loan losses as a percentage of total loans was 1.21 percent and as a percentage of non-performing loans was 102 percent, compared to 1.21 percent and 98 percent, respectively, at September 30, 2009.

For the fourth quarter of 2009, return on average tangible assets was 0.51 percent and return on average tangible stockholders’ equity was 2.8 percent, compared to 0.55 percent and 3.0 percent, respectively, for the third quarter of 2009. At December 31, 2009, People’s United Financial’s tangible equity ratio stood at 18.2 percent.

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People’s United Financial, Inc. Reports 4Q Earnings

Conference Call

On January 22, 2010, at 11 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About People’s” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Selected Financial Terms

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, and tangible book value per share. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio is used by management in its assessment of financial performance specifically as it relates to non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of acquisition-related intangibles and fair value adjustments, losses on real estate assets and nonrecurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent basis (excluding fair value adjustments) plus total non-interest income (including the fully taxable equivalent adjustment on bank-owned life insurance income, and excluding gains and losses on sales of assets, other than residential mortgage loans, and nonrecurring income) (the denominator). People’s United Financial generally considers an item of income or expense to be nonrecurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangibles) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangibles) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares outstanding (total common shares issued, less common shares classified as treasury shares and unallocated ESOP common shares).

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People’s United Financial, Inc. Reports 4Q Earnings

4Q 2009 Financial Highlights

Summary

•	Net income totaled $24.9 million, or $0.07 per share.

•	Net interest income totaled $147.5 million.

•	Net interest margin unchanged from 3Q09 at 3.19%.

•	Average short-term investments and securities purchased under agreements to resell totaled $3.5 billion, or 19% of average earning assets, and yielded 0.24% in 4Q09.

•	Average deposits increased $236 million, or 6% annualized, from 3Q09.

•	Provision for loan losses totaled $13.6 million.

•	Net loan charge-offs totaled $13.6 million in 4Q09.

•	Non-interest income totaled $71.7 million in 4Q09, compared to $75.5 million (excluding $4.7 million of security gains) in 3Q09.

•	Total wealth management income decreased $1.3 million from 3Q09.

•	Net gains on sales of residential mortgage loans decreased $2.2 million from 3Q09.

•	Non-interest expense totaled $172.2 million in 4Q09 compared to $165.1 million in 3Q09.

•	4Q09 includes $4.5 million of system conversion and merger-related costs.

•	Effective income tax rate was 25.5% in 4Q09.

•	Reflects a $2.0 million deferred tax benefit due to a reduction in the combined state income tax rate following the charter consolidations of the former Chittenden banks.

Commercial Banking

•	Average commercial banking loans, excluding shared national credits, increased $41 million from 3Q09 to $8.8 billion.

•	Shared national credits totaled $566.8 million (4% of total loans) at December 31, 2009, a $47.4 million decrease from September 30, 2009.

•	Non-performing commercial banking assets totaled $142.4 million at December 31, 2009, an $11.1 million increase from September 30, 2009.

•	Includes two previously disclosed non-performing shared national credits ($16.3 million in non-performing loans and $9.8 million in real estate owned).

•	The ratio of non-performing commercial banking loans to total commercial banking loans was 1.17% at December 31, 2009 compared to 1.28% at September 30, 2009.

•	Net loan charge-offs totaled $9.8 million, or 0.42% annualized, of average commercial banking loans in 4Q09, compared to $11.2 million, or 0.48% annualized, in 3Q09.

Retail & Small Business Banking

•	Average residential mortgage loans totaled $2.6 billion, a $200 million decrease from 3Q09, reflecting People’s United Financial’s strategy to sell essentially all newly-originated loans.

•	Net loan charge-offs totaled $1.2 million, or 0.19% annualized, of average residential mortgage loans.

•	The ratio of non-performing residential mortgage loans to total residential mortgage loans was 2.07% at December 31, 2009 compared to 1.88% at September 30, 2009.

•	Average home equity loans totaled $2.0 billion, unchanged from 3Q09.

•	Net loan charge-offs totaled $1.3 million, or 0.26% annualized, of average home equity loans.

•	Average indirect auto loans totaled $0.2 billion, unchanged from 3Q09.

•	Net loan charge-offs totaled $0.7 million, or 1.38% annualized, of average indirect auto loans.

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People’s United Financial, Inc. Reports 4Q Earnings

Wealth Management

•	Wealth Management income decreased $1.3 million from 3Q09.

•	Insurance revenue decreased $0.9 million, reflecting the seasonal nature of insurance renewals.

•

Assets managed and administered, which are not reported as assets of People’s United Financial, totaled $16.1 billion at December 31, 2009 compared to $16.4 billion at September 30, 2009, primarily reflecting a decline in the market value of fixed-income assets due to an increase in interest rates.

People’s United Financial, a diversified financial services company with $21 billion in assets, provides commercial banking, retail and small business banking, and wealth management services through a network of nearly 300 branches in Connecticut, Vermont, New Hampshire, Maine, Massachusetts and New York. Through its subsidiaries, People’s United Financial provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.

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Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; and (10) the successful integration of acquired companies. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Access Information About People’s United Financial on the World Wide Web at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009 (1)	March 31, 2009 (1)	Dec. 31, 2008 (1)
Operating Data:
Net interest income	$147.5	$145.3	$141.2	$142.8	$153.3
Provision for loan losses	13.6	21.5	14.0	7.9	8.7
Non-interest income (2)	71.7	80.2	85.0	72.2	73.7
Non-interest expense (3)	172.2	165.1	176.2	171.1	168.2
Income before income tax expense	33.4	38.9	36.0	36.0	50.1
Net income	24.9	26.8	25.3	24.2	33.7

Selected Statistical Data:
Net interest margin (4)	3.19%	3.19%	3.12%	3.25%	3.55%
Return on average assets (4)	0.47	0.51	0.49	0.48	0.67
Return on average tangible assets (4)	0.51	0.55	0.53	0.52	0.73
Return on average stockholders’ equity (4)	2.0	2.1	2.0	1.9	2.6
Return on average tangible stockholders’ equity (4)	2.8	3.0	2.8	2.7	3.6
Efficiency ratio	73.7	71.3	73.9	75.3	70.3

Per Common Share Data:
Diluted earnings per share	$0.07	$0.08	$0.08	$0.07	$0.10
Dividends paid per share	0.15	0.15	0.15	0.15	0.15
Dividend payout ratio	204.7%	191.3%	202.0%	207.3%	149.1%
Book value (end of period)	$15.19	$15.24	$15.29	$15.38	$15.44
Tangible book value (end of period)	10.68	10.71	10.75	10.81	10.86
Stock price:
High	17.16	17.41	18.54	18.18	20.15
Low	15.15	14.84	14.72	15.61	14.75
Close (end of period)	16.70	15.56	15.07	17.97	17.83
Average diluted common shares outstanding (in millions)	333.64	333.38	332.97	332.78	332.33

(1)	As previously disclosed, reported amounts for the three months ended June 30, 2009, March 31, 2009 and December 31, 2008 were revised to reflect the recognition of additional non-interest expense, which, after taxes, reduced net income by $2.1 million, $2.5 million and $1.7 million, respectively. Diluted earnings per share were reduced by $0.01 in both the three months ended March 31, 2009 and December 31, 2008 (no impact on the three months ended June 30, 2009). The revision of fourth quarter 2008 results also increased other liabilities and reduced retained earnings by $1.7 million at December 31, 2008. Certain statistical data and other per common share data was revised as necessary.
(2)	Includes net security gains of $4.7 million, $12.0 million and $5.4 million for the three months ended September 30, 2009, June 30, 2009 and March 31, 2009, respectively.
(3)	Includes $4.5 million of system conversion and merger-related expenses for the three months ended December 31, 2009, and an FDIC special assessment charge of $8.4 million for the three months ended June 30, 2009.
(4)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS – Continued

	Twelve Months Ended
(dollars in millions, except per share data)	Dec. 31, 2009 (1)	Dec. 31, 2008 (1)
Operating Data:
Net interest income	$576.8	$636.4
Provision for loan losses	57.0	26.2
Non-interest income (2)	309.1	303.6
Non-interest expense (3)	684.6	709.0
Income before income tax expense	144.3	204.8
Net income	101.2	137.8

Selected Statistical Data:
Net interest margin	3.19%	3.62%
Return on average assets	0.49	0.68
Return on average tangible assets	0.53	0.73
Return on average stockholders’ equity	2.0	2.6
Return on average tangible stockholders’ equity	2.8	3.7
Efficiency ratio	73.5	66.6

Per Common Share Data:
Diluted earnings per share	$0.30	$0.42
Dividends paid per share	0.61	0.58
Dividend payout ratio	201.1%	141.1%
Book value (end of period)	$15.19	$15.44
Tangible book value (end of period)	10.68	10.86
Stock price:
High	18.54	21.76
Low	14.72	13.92
Close (end of period)	16.70	17.83
Average diluted common shares outstanding (in millions)	333.17	330.75

(1)	See Financial Highlights footnote (1) on page 6.
(2)	Includes net security gains of $22.0 million and $8.3 million for the twelve months ended December 31, 2009 and 2008, respectively.
(3)	Includes $4.5 million of system conversion and merger-related expenses and an FDIC special assessment charge of $8.4 million for the twelve months ended December 31, 2009, and merger-related expenses of $36.5 million and other one-time charges of $14.8 million for the twelve months ended December 31, 2008.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS – Continued

	As of and for the Three Months Ended
(dollars in millions)	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008
Financial Condition Data:
General:
Total assets	$21,256	$20,810	$20,812	$20,681	$20,168
Loans	14,234	14,302	14,553	14,648	14,566
Short-term investments (1)	3,492	3,077	3,073	2,756	1,139
Securities	902	550	491	806	1,902
Allowance for loan losses	173	173	167	159	158
Goodwill and other acquisition-related intangibles	1,515	1,520	1,525	1,531	1,536
Deposits	15,446	15,050	15,023	14,846	14,269
Borrowings	159	154	160	185	188
Subordinated notes	182	182	181	181	181
Stockholders’ equity	5,100	5,115	5,130	5,156	5,174
Non-performing assets	206	193	182	142	94
Net loan charge-offs	13.6	16.0	6.0	6.4	5.7

Average Balances:
Loans	$14,231	$14,454	$14,595	$14,603	$14,371
Short-term investments (1)	3,463	3,105	2,816	1,824	1,610
Securities	887	782	799	1,275	1,393
Total earning assets	18,582	18,341	18,210	17,702	17,374
Total assets	21,132	20,870	20,759	20,258	20,057
Deposits	15,273	15,037	14,886	14,346	14,117
Total funding liabilities	15,616	15,365	15,237	14,721	14,479
Stockholders’ equity	5,106	5,135	5,162	5,164	5,230

Ratios:
Net loan charge-offs to average loans (annualized)	0.38%	0.44%	0.16%	0.18%	0.16%
Non-performing assets to total loans, REO and repossessed assets	1.44	1.35	1.25	0.97	0.64
Allowance for loan losses to non-performing loans	102.2	98.2	99.4	126.1	186.8
Allowance for loan losses to total loans	1.21	1.21	1.15	1.09	1.08
Average stockholders’ equity to average total assets	24.2	24.6	24.9	25.5	26.1
Stockholders’ equity to total assets	24.0	24.6	24.7	24.9	25.7
Tangible stockholders’ equity to tangible assets	18.2	18.6	18.7	18.9	19.5
Total risk-based capital (2)	14.1	14.0	13.7	13.5	13.4

(1)	Includes securities purchased under agreements to resell.
(2)	Total risk-based capital ratios are for People’s United Bank and, as such, do not reflect the additional capital residing at People’s United Financial, Inc. People’s United Bank’s December 31, 2009 total risk-based capital ratio is preliminary.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008 (1)
Assets
Cash and due from banks	$326.0	$410.9	$345.1
Short-term investments	3,092.0	1,933.0	1,138.8

Total cash and cash equivalents	3,418.0	2,343.9	1,483.9

Securities:
Trading account securities, at fair value	75.7	10.3	21.4
Securities available for sale, at fair value	739.7	453.4	1,848.3
Securities held to maturity, at amortized cost	55.3	55.3	0.9
Federal Home Loan Bank stock, at cost	31.1	31.1	31.1

Total securities	901.8	550.1	1,901.7

Securities purchased under agreements to resell	400.0	1,144.0	—

Loans:
Commercial real estate	5,399.4	5,365.8	4,967.3
Commercial	4,042.5	4,011.4	4,226.4
Residential mortgage	2,546.9	2,654.0	3,144.6
Consumer	2,245.0	2,270.4	2,227.4

Total loans	14,233.8	14,301.6	14,565.7
Less allowance for loan losses	(172.5)	(172.5)	(157.5)

Total loans, net	14,061.3	14,129.1	14,408.2

Goodwill and other acquisition-related intangibles	1,515.2	1,520.2	1,535.8
Premises and equipment	264.5	261.7	262.4
Bank-owned life insurance	235.1	235.2	228.6
Other assets	459.6	625.9	347.1

Total assets	$21,255.5	$20,810.1	$20,167.7

Liabilities
Deposits:
Non-interest-bearing	$3,509.0	$3,192.8	$3,173.4
Savings, interest-bearing checking and money market	7,327.9	6,926.0	6,214.7
Time	4,608.7	4,931.6	4,881.3

Total deposits	15,445.6	15,050.4	14,269.4

Borrowings:
Repurchase agreements	144.1	139.0	156.7
Federal Home Loan Bank advances	14.8	15.0	15.1
Other	—	—	16.1

Total borrowings	158.9	154.0	187.9

Subordinated notes	181.8	181.5	180.5
Other liabilities	369.5	309.0	356.1

Total liabilities	16,155.8	15,694.9	14,993.9

Stockholders’ Equity
Common stock ($0.01 par value; 1.95 billion shares authorized; 348.2 million shares, 348.4 million shares and 347.9 million shares issued)	3.5	3.5	3.5
Additional paid-in capital	4,511.3	4,506.3	4,485.1
Retained earnings	914.5	943.4	1,020.9
Treasury stock, at cost (3.2 million shares, 3.3 million shares and 3.2 million shares)	(58.6)	(59.6)	(57.9)
Accumulated other comprehensive loss	(75.8)	(81.4)	(75.4)
Unallocated common stock of Employee Stock Ownership Plan	(195.2)	(197.0)	(202.4)

Total stockholders’ equity	5,099.7	5,115.2	5,173.8

Total liabilities and stockholders’ equity	$21,255.5	$20,810.1	$20,167.7

(1)	See Financial Highlights footnote (1) on page 6.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009 (1)	March 31, 2009 (1)	Dec. 31, 2008 (1)
Interest and dividend income:
Commercial real estate	$74.1	$73.9	$70.8	$69.0	$73.9
Commercial	48.1	49.6	50.6	50.6	54.9
Residential mortgage	31.4	35.1	37.8	40.7	43.2
Consumer	23.5	24.0	24.0	23.9	25.8

Total interest on loans	177.1	182.6	183.2	184.2	197.8
Securities	8.4	7.5	7.2	9.3	8.5
Short-term investments	1.8	1.4	1.6	1.7	6.1
Securities purchased under agreements to resell	0.2	0.4	0.2	—	—

Total interest and dividend income	187.5	191.9	192.2	195.2	212.4

Interest expense:
Deposits	35.9	42.5	46.8	48.2	54.6
Borrowings	0.4	0.3	0.4	0.4	0.7
Subordinated notes	3.7	3.8	3.8	3.8	3.8

Total interest expense	40.0	46.6	51.0	52.4	59.1

Net interest income	147.5	145.3	141.2	142.8	153.3
Provision for loan losses	13.6	21.5	14.0	7.9	8.7

Net interest income after provision for loan losses	133.9	123.8	127.2	134.9	144.6

Non-interest income:
Investment management fees	7.9	8.4	8.6	7.5	9.6
Insurance revenue	7.0	7.9	6.8	8.3	7.3
Brokerage commissions	2.9	2.8	3.2	3.3	3.2

Total wealth management income	17.8	19.1	18.6	19.1	20.1
Bank service charges	32.2	33.3	32.9	30.4	31.5
Merchant services income	6.3	6.7	6.1	5.8	6.6
Bank-owned life insurance	1.9	2.2	2.7	1.6	1.5
Net security gains (losses)	(0.1)	4.7	12.0	5.4	0.2
Net gains on sales of residential mortgage loans	3.0	5.2	3.8	1.9	0.8
Other non-interest income	10.6	9.0	8.9	8.0	13.0

Total non-interest income	71.7	80.2	85.0	72.2	73.7

Non-interest expense:
Compensation and benefits	89.2	86.0	86.6	88.7	83.2
Occupancy and equipment	28.0	27.5	26.3	28.0	26.5
Professional and outside service fees	10.0	11.6	11.7	10.7	12.8
Amortization of other acquisition-related intangibles	5.0	5.1	5.3	5.2	5.5
Merchant services expense	5.2	5.7	5.2	4.9	5.6
Merger-related expenses	2.0	—	—	—	—
Other non-interest expense	32.8	29.2	41.1	33.6	34.6

Total non-interest expense	172.2	165.1	176.2	171.1	168.2

Income before income tax expense	33.4	38.9	36.0	36.0	50.1
Income tax expense	8.5	12.1	10.7	11.8	16.4

Net income	$24.9	$26.8	$25.3	$24.2	$33.7

Basic and diluted earnings per common share	$0.07	$0.08	$0.08	$0.07	$0.10

(1)	See Financial Highlights footnote (1) on page 6.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended
(in millions, except per share data)	Dec. 31, 2009 (1)	Dec. 31, 2008 (1)
Interest and dividend income:
Commercial real estate	$287.8	$301.4
Commercial	198.9	229.8
Residential mortgage	145.0	189.9
Consumer	95.4	110.9

Total interest on loans	727.1	832.0
Securities	32.4	30.8
Short-term investments	6.5	46.9
Securities purchased under agreements to resell	0.8	7.5

Total interest and dividend income	766.8	917.2

Interest expense:
Deposits	173.4	262.1
Borrowings	1.5	3.5
Subordinated notes	15.1	15.2

Total interest expense	190.0	280.8

Net interest income	576.8	636.4
Provision for loan losses	57.0	26.2

Net interest income after provision for loan losses	519.8	610.2

Non-interest income:
Investment management fees	32.4	36.8
Insurance revenue	30.0	33.3
Brokerage commissions	12.2	16.0

Total wealth management	74.6	86.1
Bank service charges	128.8	127.7
Merchant services income	24.9	27.6
Bank-owned life insurance	8.4	8.3
Net security gains	22.0	8.3
Net gains on sales of residential mortgage loans	13.9	6.5
Other non-interest income	36.5	39.1

Total non-interest income	309.1	303.6

Non-interest expense:
Compensation and benefits	350.5	344.6
Occupancy and equipment	109.8	110.3
Professional and outside service fees	44.0	48.0
Amortization of other acquisition-related intangibles	20.6	21.3
Merchant services expense	21.0	23.9
Merger-related expenses	2.0	36.5
Other non-interest expense	136.7	124.4

Total non-interest expense	684.6	709.0

Income before income tax expense	144.3	204.8
Income tax expense	43.1	67.0

Net income	$101.2	$137.8

Basic and diluted earnings per common share	$0.30	$0.42

(1)	See Financial Highlights footnote (1) on page 6.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	December 31, 2009			September 30, 2009			December 31, 2008
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$2,822.4	$1.8	0.26%	$2,344.7	$1.4	0.23%	$1,610.0	$6.1	1.52%
Securities purchased under agreements to resell	641.2	0.2	0.17	760.0	0.4	0.19	—	—	—
Securities (2)	887.1	8.4	3.76	782.5	7.5	3.84	1,393.1	8.5	2.43
Loans:
Commercial real estate	5,352.0	74.1	5.53	5,302.3	73.9	5.58	4,897.3	74.7	6.11
Commercial	4,010.8	48.9	4.88	4,072.8	50.4	4.94	4,105.9	55.1	5.37
Residential mortgage	2,609.4	31.4	4.81	2,808.9	35.1	5.00	3,189.7	43.2	5.42
Consumer	2,258.9	23.5	4.16	2,269.9	24.0	4.24	2,177.6	25.8	4.73

Total loans	14,231.1	177.9	5.00	14,453.9	183.4	5.08	14,370.5	198.8	5.53

Total earning assets	18,581.8	$188.3	4.05%	18,341.1	$192.7	4.20%	17,373.6	$213.4	4.91%

Other assets	2,550.3			2,529.0			2,682.9

Total assets	$21,132.1			$20,870.1			$20,056.5

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,320.4	$—	—%	$3,222.4	$—	—%	$3,096.1	$—	—%
Savings, interest-bearing checking and money market	7,145.4	11.9	0.66	6,798.0	11.6	0.68	6,143.6	16.6	1.08
Time	4,807.2	24.0	2.00	5,016.4	30.9	2.47	4,877.1	38.0	3.11

Total deposits	15,273.0	35.9	0.94	15,036.8	42.5	1.13	14,116.8	54.6	1.55

Borrowings:
Repurchase agreements	146.3	0.2	0.49	132.1	0.1	0.47	151.1	0.4	1.11
Federal Home Loan Bank advances	14.9	0.2	5.25	14.6	0.2	5.30	15.1	0.2	5.32
Other	—	—	—	—	—	—	15.8	0.1	2.93

Total borrowings	161.2	0.4	0.93	146.7	0.3	0.95	182.0	0.7	1.62

Subordinated notes	181.7	3.7	8.32	181.3	3.8	8.34	180.3	3.8	8.39

Total funding liabilities	15,615.9	$40.0	1.03%	15,364.8	$46.6	1.21%	14,479.1	$59.1	1.63%

Other liabilities	410.3			370.8			347.5

Total liabilities	16,026.2			15,735.6			14,826.6
Stockholders’ equity	5,105.9			5,134.5			5,229.9

Total liabilities and stockholders’ equity	$21,132.1			$20,870.1			$20,056.5

Net interest income/spread (3)		$148.3	3.02%		$146.1	2.99%		$154.3	3.28%

Net interest margin			3.19%			3.19%			3.55%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The FTE adjustment was $0.8 million, $0.8 million and $1.0 million for the three months ended December 31, 2009, September 30, 2009, and December 31, 2008, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	December 31, 2009			December 31, 2008
Twelve months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$2,386.5	$6.5	0.27%	$1,946.7	$46.9	2.41%
Securities purchased under agreements to resell	421.1	0.8	0.19	310.2	7.5	2.43
Securities (1)	934.2	32.4	3.47	1,009.1	30.8	3.05
Loans:
Commercial real estate	5,208.5	287.8	5.52	4,820.8	301.4	6.27
Commercial	4,116.7	202.3	4.91	4,011.1	233.7	5.81
Residential mortgage	2,880.1	145.0	5.04	3,519.9	189.9	5.40
Consumer	2,264.4	95.4	4.21	2,058.4	110.9	5.39

Total loans	14,469.7	730.5	5.05	14,410.2	835.9	5.80

Total earning assets	18,211.5	$770.2	4.23%	17,676.2	$921.1	5.21%

Other assets	2,546.0			2,696.8

Total assets	$20,757.5			$20,373.0

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,210.8	$—	—%	$3,137.9	$—	—%
Savings, interest-bearing checking and money market	6,710.6	48.2	0.72	6,203.9	78.5	1.27
Time	4,966.9	125.2	2.52	5,125.0	183.6	3.58

Total deposits	14,888.3	173.4	1.16	14,466.8	262.1	1.81

Borrowings:
Repurchase agreements	151.2	0.7	0.46	123.0	2.1	1.72
Federal Home Loan Bank advances	14.8	0.8	5.28	16.2	0.8	5.16
Other	2.1	—	1.92	19.1	0.6	3.01

Total borrowings	168.1	1.5	0.90	158.3	3.5	2.23

Subordinated notes	181.2	15.1	8.35	181.4	15.2	8.34

Total funding liabilities	15,237.6	$190.0	1.25%	14,806.5	$280.8	1.90%

Other liabilities	378.5			353.9

Total liabilities	15,616.1			15,160.4
Stockholders’ equity	5,141.4			5,212.6

Total liabilities and stockholders’ equity	$20,757.5			$20,373.0

Net interest income/spread (2)		$580.2	2.98%		$640.3	3.31%

Net interest margin			3.19%			3.62%

(1)	Average balances and yields for securities available for sale are based on amortized cost.
(2)	The FTE adjustment was $3.4 million and $3.9 million for the twelve months ended December 31, 2009 and 2008, respectively.

People’s United Financial, Inc.

NON-PERFORMING ASSETS

(dollars in millions)	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008
Non-accrual loans:
Commercial real estate	$72.4	$80.2	$75.0	$53.8	$29.8
Residential mortgage	52.7	49.8	51.4	42.3	24.2
PCLC	20.6	18.6	16.5	9.0	5.8
Commercial	17.4	21.0	21.3	16.3	21.1
Consumer	5.7	6.1	3.8	4.6	3.3
Indirect auto	—	—	—	0.1	0.1

Total non-accrual loans (1)	168.8	175.7	168.0	126.1	84.3
Real estate owned (“REO”) and repossessed assets, net	36.8	17.0	14.0	15.9	9.4

Total non-performing assets	$205.6	$192.7	$182.0	$142.0	$93.7

Non-performing loans as a percentage of total loans	1.19%	1.23%	1.15%	0.86%	0.58%
Non-performing assets as a percentage of:
Total loans, REO and repossessed assets	1.44	1.35	1.25	0.97	0.64
Tangible stockholders’ equity and allowance for loan losses	5.47	5.11	4.82	3.75	2.47

(1)	Reported net of government guarantees totaling $8.3 million at December 31, 2009, $7.2 million at September 30, 2009, $7.1 million at June 30, 2009, $7.2 million at March 31, 2009 and $6.5 million at December 31, 2008.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008
Balance at beginning of period	$172.5	$167.0	$159.0	$157.5	$154.5
Charge-offs	(14.5)	(17.2)	(6.9)	(6.9)	(6.9)
Recoveries	0.9	1.2	0.9	0.5	1.2

Net loan charge-offs	(13.6)	(16.0)	(6.0)	(6.4)	(5.7)
Provision for loan losses	13.6	21.5	14.0	7.9	8.7

Balance at end of period	$172.5	$172.5	$167.0	$159.0	$157.5

Allowance for loan losses as a percentage of:
Total loans	1.21%	1.21%	1.15%	1.09%	1.08%
Non-performing loans	102.2	98.2	99.4	126.1	186.8

NET LOAN CHARGE-OFFS

	Three Months Ended
(dollars in millions)	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008
Commercial	$4.3	$1.5	$1.1	$1.9	$1.2
PCLC	4.0	2.0	1.8	0.8	0.5
Consumer	1.9	1.3	1.2	1.2	0.9
Commercial real estate	1.5	7.7	0.4	1.0	1.5
Residential mortgage	1.2	2.6	0.8	0.5	0.8
Indirect auto	0.7	0.9	0.7	1.0	0.8

Total	$13.6	$16.0	$6.0	$6.4	$5.7

Net loan charge-offs to average loans (annualized)	0.38%	0.44%	0.16%	0.18%	0.16%